Exhibit 3.8

BYLAWS
OF
LEBANON ALUMINUM PRODUCTS, INC.

ARTICLE I
CORPORATE OFFICES

The Corporation shall maintain a registered office in the State of Tennessee and may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS’ MEETING

Section 1. Annual Meetings. The annual meeting of shareholders shall be held at 1:00 P.M. on the first Tuesday in the month of January each year, or on such other date during the year and at such other time as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.

Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the board of directors or by holders of at least ten percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting who sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held.

Section 3. Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten days nor more than two months before the date of the meeting.

Section 4. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.

Section 5. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 6. Voting. [Unless otherwise provided in the charter,] Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group, if the votes cast by shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the charter or the Act provides otherwise. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.

Section 7. Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.

Section 8. Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder’s vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

CARADON BETTER-BILT (LEBANON) INC.
FIRST AMENDMENT TO THE BY-LAWS
AUGUST 12, 1997

Section 1. Number and Term. The business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of not less than one nor more than seven members, the exact number of which shall be fixed by the board of directors or the shareholders of the Corporation. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director’s term.

ARTICLE III
RECORD DATE

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten (10) days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed, i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

ARTICLE IV
DIRECTORS

Section 1. Number and Term. The business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of not less than one nor more than seven members, the exact number of which shall be fixed by the board of directors. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director’s term.

Section 2. Committees. The board of directors, with the approval of a majority of all the directors in office when the action is taken, may create one or more committees. A committee shall consist of one or more directors who serve at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority of the board of directors in supervising the management of the business and affairs of the Corporation, except that a committee may not: i) authorize distributions, except according to a formula or method prescribed by the board of directors; ii) approve or propose to shareholders action required by law to be approved by shareholders; iii) fill vacancies on the board of directors or any of its committees; iv) amend the charter; v) adopt, amend or repeal bylaws; vi) approve a plan of merger not requiring shareholder approval; vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. The provisions of Sections 7, 8, 9, 10, 11 and 12 of this Article IV and of Article V applicable to the board of directors shall also apply to committees.

Section 3. Compensation. Directors shall receive such compensation as shall be fixed by the board of directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.

Section 4. Removal. Shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only shareholders of that voting group may participate in the vote to remove him without cause. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

Section 5. Resignation. A director may resign at any time by delivering written notice to the Corporation, the board of directors, the chairman or the president. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 6. Vacancies. The board of directors may fill any vacancy occurring on the board of directors, including any vacancy resulting from an increase in the number of directors or from the resignation or removal of a director. If the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

Section 7. Quorum and Voting. A quorum of the board of directors consists of a majority of the number of directors fixed by the board of directors pursuant to Section 1 of this Article IV. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of me board of directors, unless the charter requires the vote of a greater number of directors.

Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time.

Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president or any two directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.

Section 10. Notices. Special meetings of the board of directors must be preceded by at least one day’s notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.

Section 11. Meeting by Telephone. Any or all directors may participate in a regular or special meeting by telephone conference or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 12. Action by Written Consent. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each director’s vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authorize or take action at a meeting is the act of the board of directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE V
WAIVER OF NOTICE

A shareholder or director may waive any notice required to be given by the Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder or director entitled to the notice and delivered to the Corporation and filed in the Corporation’s minutes or corporate records, except that a shareholder’s or director’s attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors need be specified in any waiver of notice.

ARTICLE VI
OFFICERS

Section 1. Election and Term. At the first meeting of the board of directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the board of directors shall elect a president and a secretary and such other officers as the board of directors may determine, including a chairman of the board, a vice chairman of the board, one or more vice presidents (any one or more of which may be designated as a senior or executive vice president), a treasurer, a controller and one or more assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries. The board of directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the president may not serve as the secretary.

Section 2. Compensation. The salaries and other compensation of the officers of the Corporation shall be determined by the board of directors.

Section 3. Removal. The board of directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

Section 4. Resignation. An officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

Section 5. Duties. The duties and powers of the officers of the Corporation shall be as follows:

a. President - The president shall (i) preside at all meetings of the shareholders and the board of directors during the absence or disability of the chairman of the board, (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the board of directors during the absence or disability of the chairman of the board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and (iv) perform such other duties as from time to time may be assigned by the chairman of the board or the board of directors.

b. Vice Presidents - The vice presidents in the order designated by the board of directors, shall exercise the functions of the president during the absence or disability of the president and shall perform such other duties as may be assigned by the chairman of the board, the president or the board of directors.

c. Secretary - The secretary shall (i) attend the meetings of the shareholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as may be required of all meetings of the shareholders, board of directors and committees of the board of directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the chairman of the board or the board of directors.

ARTICLE VII
DIRECTOR INDEMNIFICATION

To the maximum extent permitted by law, subject to the limitations contained in this Article VII, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was a director against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such director in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any director for liability or expenses incurred in a proceeding initiated by or on behalf of such director or to which such director voluntarily becomes a party, other than a suit to enforce indemnification rights. A director’s rights to advancement of expenses are conditioned upon the director’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the director, of the good faith belief that he is not liable for (i) a breach of his duty of loyalty to the Corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (ii) any unlawful distributions under the Act and (b) a written opinion of counsel for the director in the proceeding to the effect that, based on the facts known to such counsel, it is reasonably possible that the director will not be found liable contrary to his affirmation and (c) a written undertaking (in the form of an unlimited general obligation of the Director, which need not be secured) personally signed by or on behalf of the director to repay any advances, if a judgment or other final adjudication adverse to the director establishes his liability contrary to his affirmation. A director’s rights to indemnification and advancement of expenses as provided in this Article VII are intended to be greater than those which are otherwise provided for in the Act notwithstanding a failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the director, and are mandatory. No indemnification under this Article VII may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to the director establishes his liability for (i) a breach of the duty of loyalty to the Corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions under the Act or (iv) profits made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations. A settlement without the Corporation’s prior written consent shall not be deemed a final disposition, and no indemnification for any amount paid in such a settlement may be made under this Article VII. A director’s rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which a director may be entitled under an insurance policy, the Act, the charter, a resolution of shareholders or directors or an agreement providing for indemnification.

ARTICLE VIII
OFFICER INDEMNIFICATION

To the maximum extent permitted by law, subject to the limitations contained in this Article VIII, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was an officer of the Corporation against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such officer in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any officer, (i) if it is determined that the officer did not conduct himself in good faith and in the reasonable belief that his conduct was not opposed to the Corporation’s best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, (ii) if it is determined that the officer is liable for profits made from the purchase or sale by the officer of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as

amended, or any similar provisions of any federal or state statutes or regulations or (iii) in connection with a proceeding initiated by or on behalf of such officer or to which such officer voluntarily becomes a party, other than a suit to enforce indemnification rights. No indemnification shall be made by the Corporation for any amount paid in settlement without the Corporation’s prior written consent. Conduct with respect to an employee benefit plan for a purpose reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that is not opposed to the Corporation’s best interests. The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative whether the conduct in question was opposed to the Corporation’s best interests. The determination on behalf of the Corporation of whether an officer is entitled to indemnification or advancement of expenses under this Article VIII shall be made by the board of directors or a committee thereof or by independent special legal counsel in accordance with the provisions of Section 48-18-506 of the Act relating to indemnification of directors. An officer’s rights to advancement of expenses are also conditioned upon the officer’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the officer, of his good faith belief that he is or will be entitled to indemnification for liability under the terms of this Article VIII and (b) a written undertaking (in the form of an unlimited general obligation of the officer, which need not be secured) personally signed by or on behalf of the officer to repay any advances, if a judgment or other final adjudication adverse to the officer establishes his liability contrary to his affirmation. An officer’s rights to indemnification and advancement of expenses as provided in this Article VIII are intended to be greater than those which are otherwise provided for in the Act notwithstanding a failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the officer and are mandatory. An officer’s rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which an officer may be entitled under an insurance policy, the Act, the charter, a resolution of shareholders or directors or an agreement providing for indemnification.

ARTICLE VII
EMERGENCY BYLAW

In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the board pursuant to Section 1 of Article IV) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.

ARTICLE VIII
CORPORATE SEAL

The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

ARTICLE IX
AMENDMENT

The board of directors may amend or repeal these bylaws, unless i) the charter or the Act reserves this power exclusively to shareholders or ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the board of directors.

ARTICLE X
DEFINITION

The term “Act” as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.